Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CannTrust Holdings Inc. of our report dated March 29, 2018, relating to the consolidated financial statements of CannTrust Holdings Inc. appearing in Exhibit 99.55 to the Registration Statement on Form 40-F for the registration of the common shares of CannTrust Holdings Inc.

Toronto, Ontario March 6, 2019	/s/RSM Canada LLP
Chartered Professional Accountants Licensed Public Accountants Toronto, Ontario